As filed with the Securities and Exchange Commission on August 8, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INTROGEN THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	74-2704230
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(512) 708-9310
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)
2000 STOCK OPTION PLAN
(Full title of the plan)
David G. Nance
Chief Executive Officer
INTROGEN THERAPEUTICS, INC.
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(512) 708-9310
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Paul R. Tobias, Esq.
Derek L. Wills, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
8911 Capital of Texas Highway N.
Westech 360, Suite 3350
Austin, TX 78759-7247

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	of Shares to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Price Per Share (2)	Offering Price	Fee
2000 Stock Option Plan Common Stock, $0.001 par value (options available for future grant)	1,600,000	$1.075	$1,720,000	$67.60

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), as to the 1,600,000 additional shares of Common Stock authorized for issuance pursuant to the 2000 Stock Option Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq Global Market on August 7, 2008, because the price at which the options to be granted in the future may be exercised is not currently determinable.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
Opinion/Consent of Counsel
Consent of Independent Registered Public Accounting Firm
Opinion of Counsel
Consent of Independent Registered Public Accounting Firm

INTROGEN THERAPEUTICS, INC.
REGISTRATION STATEMENT ON FORM S-8
STATEMENT UNDER GENERAL INSTRUCTION E — REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 1,600,000 shares of Introgen Therapeutics, Inc.’s (the “Registrant”) Common Stock to be issued pursuant to the Registrant’s 2000 Stock Option Plan (the “Plan”). The contents of (i) the Registrant’s Form S-8 Registration Statement filed with the Commission on June 1, 2007 (File No. 333-143446) relating to the Plan, (ii) the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on May 31, 2006 (File No. 333-134618) relating to the Plan, (iii) the Registrant’s Form S-8 Registration Statement filed with the Commission on March 15, 2005 (File No. 333-123332) relating to the Plan, (iv) the Registrant’s Form S-8 Registration Statement filed with the Commission on March 5, 2004 (File No. 333-113299) relating to the Plan, (v) the Registrant’s Form S-8 Registration Statement filed with the Commission on April 23, 2003 (File No. 333-104697) relating to the Plan, (vi) the Registrant’s Form S-8 Registration Statement filed with the Commission on February 4, 2002 (File No. 333-82122) relating to the Plan, and (vii) the Registrant’s Form S-8 Registration Statement filed with the Commission on April 10, 2001 (File No. 333-58648) relating to the Plan (collectively, the “Filed Form S-8s”), including periodic filings updating or amending the contents of the Filed Form S-8s, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the Commission are listed below in Part II, Item 3.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 17, 2008 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
     (b) The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 29, 2008;
     (c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 12, 2008 pursuant to Section 13(a) or 15(d) of the Exchange Act;
     (d) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 8, 2008 pursuant to Section 13(a) or 15(d) of the Exchange Act;
     (e) The Registrant’s Current Report on Form 8-K, filed with the Commission on January 23, 2008 pursuant to Section 13(a) or 15(d) of the Exchange Act;
     (f) The Registrant’s Current Report on Form 8-K, filed with the Commission on April 17, 2008 pursuant to Section 13(a) or 15(d) of the Exchange Act;
     (g) The Registrant’s Current Report on Form 8-K, filed with the Commission on April 17, 2008 pursuant to Section 13(a) or 15(d) of the Exchange Act;
     (h) The Registrant’s Current Report on Form 8-K, filed with the Commission on May 29, 2008 pursuant to Section 13(a) or 15(d) of the Exchange Act;
     (i) The Registrant’s Current Report on Form 8-K, filed with the Commission on July 7, 2008 pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (j) The Registrant’s Current Report on Form 8-K, filed with the Commission on August 1, 2008 pursuant to Section 13(a) or 15(d) of the Exchange Act;
     (k) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act (other than information contained in Current Reports on Form 8-K that is deemed furnished and not filed), since the fiscal year covered by the annual report referred to in (a) above; and
     (l) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 8, 2000 (File No. 000-21291) pursuant to Section 12 of the Exchange Act, and any further amendment or report filed hereafter for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Introgen Therapeutics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 8, 2008.

INTROGEN THERAPEUTICS, INC.
By:	/S/ DAVID G. NANCE
David G. Nance
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David G. Nance and James W. Albrecht, Jr., and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature	Title	Date

/S/ DAVID G. NANCE David G. Nance	Chief Executive Officer, President, Chairman of the Board and Director (Principal Executive Officer)	August 8, 2008

August 8, 2008
/S/ JAMES W. ALBRECHT, JR. James W. Albrecht, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ JOHN N. KAPOOR, PH.D. John N. Kapoor, Ph.D.	Director	August 8, 2008

/S/ WILLIAM H. CUNNINGHAM, PH.D. William H. Cunningham, Ph.D.	Director	August 8, 2008

/S/ S. MALCOLM GILLIS, PH.D	Director	August 8, 2008
S. Malcolm Gillis, Ph.D.

/S/ PETER BARTON HUTT Peter Barton Hutt	Director	August 8, 2008

/S/ CHARLES E. LONG Charles E. Long	Director	August 8, 2008

/S/ ROBERT W. PEARSON Robert W. Pearson	Director	August 8, 2008

INTROGEN THERAPEUTICS, INC.
REGISTRATION STATEMENT ON FORM S-8
INDEX TO EXHIBITS

Exhibit
No.	Description
4.1(1)	Specimen Common Stock certificate.

4.2(2)	Certificate of Designations of Series A Non-Voting Convertible Preferred Stock.

4.3(3)	Form of Stock Purchase Warrant.

4.4(4)	Form of Stock Purchase Warrant.

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see page II-5).

(1)	Incorporated by reference to the same-numbered exhibit filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-30582), filed with the Commission on September 8, 2000.

(2)	Incorporated by reference to the same-numbered exhibit filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (File No. 000-21291), filed with the Commission on September 19, 2001.

(3)	Incorporated by reference to the same-numbered exhibit filed with the Registrant’s Current Report on Form 8-K, filed with the Commission on June 18, 2003.

(4)	Incorporated by reference to the same-numbered exhibit filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (File No. 000-21291), filed with the Commission on November 9, 2005.